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                                                                     EXHIBIT 4.5


                                                                  EXECUTION COPY



                       ASSIGNMENT AND ASSUMPTION AGREEMENT



                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment Agreement"), dated as of February 20, 1998 is among ADVANTA NATIONAL BANK, a national banking association, previously known as Advanta National Bank USA and prior to that known as Colonial National Bank USA ("Advanta"), FLEET BANK (RI), National Association, a national banking association ("Fleet (RI)"), FLEET CREDIT CARD, LLC, a Rhode Island limited liability company ("LLC"), and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee") under that Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as Amended and Restated on May 23, 1994 (as amended by Amendment Number 1 dated as of July 1, 1994, as further amended by Amendment Number 2 dated as of October 6, 1995, as further amended by Amendment Number 3 dated as of February 20, 1998, and as supplemented by each of the outstanding Series Supplements and each of the Assignments of Additional Accounts entered into on or prior to the date hereof, the "Agreement") pursuant to which the ADVANTA Credit Card Master Trust II (the "Trust") was created and the Certificates (the "Certificates") described in Schedule II hereto have been delivered. Each Series of Certificates was issued pursuant to a Supplement and all of such Supplements which remain in effect as of the date hereof are listed on Schedule II to this Assignment Agreement (collectively, the "Supplements"). All terms used herein and not defined herein have the meaning assigned thereto in the Agreement.

                  WHEREAS, Advanta will contribute and transfer substantially all of the assets and liabilities of its consumer credit card business to LLC, and simultaneously therewith LLC will direct Advanta to transfer certain of such assets and liabilities to Fleet National Bank or Fleet (RI), all in accordance with the Contribution Agreement dated as of October 28, 1997 (the "Contribution Agreement") between Advanta Corp. and Fleet Financial Group, Inc. and Rights Agreements dated as of February 20, 1998 (the "Rights Agreements") between LLC and Fleet (RI) or Fleet National Bank; and

                  WHEREAS, pursuant to the terms of Section 13.08 of the Agreement as amended by Amendment Number 3 to the Agreement, dated as of February 20, 1998 ("Amendment Number 3") Advanta may assign and delegate to Fleet (RI) all of Advanta's rights and obligations as Seller and Servicer under the Agreement, and Advanta and Fleet (RI) have agreed that Advanta will assign and delegate to Fleet (RI) and Fleet (RI) will accept and assume all of Advanta's rights and obligations as Seller and Servicer under the Agreement; and

                  WHEREAS, this Assignment Agreement is entered into as an agreement supplemental to the Agreement within the meaning of Section 13.08 of the Agreement.

                  NOW, THEREFORE, pursuant to the Agreement, the Rights Agreements and the Contribution Agreement, and in consideration of these premises, and for good and valuable
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consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:


                                   ARTICLE I

  ASSIGNMENT OF ADVANTA RIGHTS AND DELEGATION OF ADVANTA DUTIES AND OBLIGATIONS


                  Section 1.1 Assignment of Advanta's Rights. Advanta, as of the date hereof, hereby assigns and transfers to Fleet (RI) all of Advanta's right, title and interest as Seller and Servicer under the Agreement and under each of the Supplements.

                  Section 1.2 Delegation of Advanta Duties and Obligations. Advanta hereby delegates to Fleet (RI) all of Advanta's liabilities, duties and obligations as Seller and Servicer under the Agreement and under each of the Supplements.

                  Section 1.3 Acceptance and Assumption. Fleet (RI), by the execution hereof, hereby accepts from Advanta and acknowledges transfer of all of Advanta's right, title and interest as Seller and Servicer under the Agreement and under each of the Supplements. Fleet (RI), by the execution hereof, hereby accepts and assumes all of Advanta's liabilities, duties and obligations as Seller and Servicer under the Agreement and under each of the Supplements and Fleet (RI) hereby agrees and acknowledges, for the benefit of the Trustee and all of the Certificateholders, that Fleet (RI) hereby assumes all of the liabilities under and assumes and agrees to perform each and every covenant and obligation of the Seller and of the Servicer contained in the Agreement and in each Supplement.

                  Section 1.4 Acknowledgement, Consent and Release. The Trustee hereby acknowledges and consents to the assignment and delegation of Advanta's rights, title, interests, duties and obligations as Seller and Servicer and to Fleet (RI)'s acceptance and assumption thereof and hereby acknowledges and agrees that as of the date hereof, Fleet (RI) has been substituted for Advanta as Seller and Servicer under the Agreement and under each of the Supplements and that, as a result, Advanta is released as Seller and Servicer under the Agreement and each of the Supplements and that, as of the date hereof, Advanta is hereby released from all duties and obligations under the Agreement and the Supplements except to the extent of obligations that arose prior to the date hereof.


                                   ARTICLE II

                        TRANSFER OF THE BANK CERTIFICATE

                  Section 2.1 Transfer of Bank Certificate. As provided in
Section 6.03 of the Agreement, as amended, the Bank Certificate may be transferred to Fleet (RI) in a servicing transfer pursuant to Section 13.08 and Advanta hereby assigns and transfers to Fleet (RI) all of Advanta's right, title and interest in the Bank Certificate and simultaneously with the execution


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hereof, Advanta will surrender the Bank Certificate to the Trustee for transfer to Fleet (RI) and will deliver to the Trustee a Tax Opinion as provided in
Section 6.03(d) of the Agreement.


                                  ARTICLE III

                            ASSIGNMENT OF RECEIVABLES

                  Section 3.1       Assignment of Receivables.

                  (a) Fleet (RI) hereby acknowledges that Advanta has transferred to Fleet (RI) Advanta's portfolio of consumer credit card accounts including all of the Initial Accounts designated to the Trust pursuant to the terms of Section 2.01 of the Agreement and each Additional Account designated to the Trust pursuant to Section 2.08 of the Agreement and those Assignments of Receivables in Additional Accounts listed in Schedule III to this Assignment Agreement (the "Account Assignments"). Fleet (RI) acknowledges that, pursuant to the Agreement and to the Account Assignments, Advanta has sold, transferred, assigned and set over and otherwise conveyed to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all of Advanta's right, title and interest in and to (i) the Receivables existing at the time of the designation of such Accounts as an Account and the Receivables thereafter created from time to time until the termination of the Trust and arising in connection with the Accounts, (ii) all monies due or to become due and all amounts received with respect to the Receivables (including all Finance Charge Receivables relating thereto), (iii) all proceeds (including "proceeds" as defined in the UCC) of and Collections of the Receivables, including Insurance Proceeds and Recoveries relating to Receivables, and (iv) to the extent not otherwise included in the Receivables, Interchange allocable to the Trust pursuant to the Agreement.

                  (b) Fleet (RI) hereby confirms, affirms and ratifies the sale, transfer, assignment, set over, conveyance and pledge contained in the Agreement and in each of the Account Assignments and Fleet (RI) hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all of Fleet (RI)'s right, title and interest in and to (i) the Receivables now existing or hereafter created in the Initial Accounts and all Additional Accounts designated in the Account Assignments, (ii) all monies due or to become due and all amounts received with respect thereto (including all Finance Charge Receivables relating thereto),
(iii) all proceeds (including "proceeds" as defined in the UCC) of and Collections of such Receivables, including Insurance Proceeds and Recoveries relating to the Receivables, (iv) to the extent not otherwise included in such Receivables, Interchange allocable to the Trust pursuant to the Agreement, and
(v) all amounts on deposit in the Collection Account (other than net investment earnings thereon), the Excess Funding Account, any Series Account, and any Yield Maintenance Account.

                  (c) Fleet (RI) hereby grants to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, a first priority perfected security interest in all of Fleet (RI)'s right, title and interest in and to (i) the Receivables now existing and hereafter created and arising in the Initial Accounts and all Additional Accounts, (ii) all monies due or to become due and all amounts received with respect to the Receivables (including all Finance Charge Receivables relating thereto), (iii) all proceeds (including "proceeds" as defined in the UCC) of


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and Collections of the Receivables including Insurance Proceeds and Recoveries relating thereto, (iv) to the extent not otherwise included in the Receivables, Interchange allocable to the Trust pursuant to the Agreement and (v) all amounts on deposit in the Collection Account (other than net investment earnings thereon), the Excess Funding Account, any Series Account and any Yield Maintenance Account and this Assignment Agreement shall constitute a security agreement under applicable law.

                  Section 3.2 Acceptance of Assignment. The Trustee hereby acknowledges its acceptance on behalf of the Trust, for the benefit of the Certificateholders, of all right, title and interest in and to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3.1(b) of this Assignment Agreement and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of the Certificateholders. The Trustee also hereby acknowledges its acceptance on behalf of the Trust, for the benefit of the Certificateholders, of a security interest in all right, title and interest in and to the property, now existing and hereafter created, granted to the Trustee pursuant to Section 3.1(c) of this Assignment Agreement and declares that it shall maintain such right, title and interest upon the trust set forth in the Agreement for the benefit of all the Certificateholders.


                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS


                  Section 4.1 Representations and Warranties. Fleet (RI) hereby assumes the performance of all of the obligations and covenants and assumes all of the liabilities of Advanta as Seller and as Servicer under the Agreement and each of the Supplements as if Fleet (RI) were the original Seller and Servicer including, without limitation, the obligations of the Seller to transfer the Receivables and proceeds thereof to the Trust.

                  Section 4.2 Reassignment of Receivables. Fleet (RI) agrees that upon the execution and delivery of Amendment Number 3, under the terms of the Agreement, it shall be and is deemed to be the Seller which transferred all Receivables to the Trust and agrees to accept the reassignment of Receivables as provided in Sections 2.05 and 2.06 notwithstanding the fact that a Receivable may have been transferred to the Trust prior to the date of this Assignment Agreement and after the date of this Assignment Agreement no such assignment shall be made to Advanta and any amounts required to be deposited as a result of such reassignment shall be the obligation of Fleet (RI).

                  Section 4.3       Covenants.

                  (a) Fleet (RI), as Seller and Servicer, agrees to comply with all of the covenants of the Seller and of the Servicer as set forth in the Agreement and in each of the Supplements and from and after the date of this Assignment Agreement, Fleet (RI) covenants to execute and deliver to Advanta or to the Trustee such additional documents and instruments and to take such action, all without further consideration, as Advanta shall reasonably request to effectuate the


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assignment, assumption and release provided herein, including, but not limited to, the execution and filing of UCC financing statements.

                  (b) From and after the date of this Assignment Agreement, Advanta covenants to execute and deliver to Fleet (RI) such additional documents and instruments and to take such action, all without further consideration, as Fleet (RI) shall reasonably request to effectuate the assignment, assumption and release provided herein, including, but not limited to, the execution and filing of UCC financing statements.


                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

                  Section 5.1 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  Section 5.2 Counterparts. This Assignment Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  Section 5.3 Governing Law. THIS ASSIGNMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UCC AS IN EFFECT IN THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, the undersigned have caused this
Assignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                          ADVANTA NATIONAL BANK,
                                          Seller and Servicer

                                          By:/s/ MICHAEL COCO
                                             ----------------------------------
                                             Name: Michael Coco
                                             Title Vice President

                                          FLEET BANK (RI), NATIONAL
                                          ASSOCIATION,
                                            Assignee and Seller and
                                            Servicer by transfer and assumption


                                          By:/s/ DOUGLAS L. JACOBS
                                             ----------------------------------
                                             Name: Douglas L. Jacobs
                                             Title: Executive Vice President


                                          BANKERS TRUST COMPANY,
                                          Trustee


                                          By:/s/ JENNA KAUFMAN
                                             ----------------------------------
                                             Name: Jenna Kaufman
                                             Title: Vice President



Acknowledged and Agreed


FLEET CREDIT CARD, LLC




By:/s/ JOSEPH W. SAUNDERS
   -------------------------------
   Name: Joseph W. Saunders
   Title: President



                    [Signature Page for Assignment Agreement]
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                                                                      SCHEDULE I





  List of All Outstanding Supplements to the Amended and Restated Pooling and
               Servicing Agreement dated as of December 1, 1993,
                     as Amended and Restated on May 23, 1994
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                                                                     SCHEDULE II



                       List of All Series of Certificates
                         Outstanding Under the Agreement
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                                                                    SCHEDULE III


                              List of Assignment of
                       Receivables in Additional Accounts